Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November 3, 2014, between Oramed Pharmaceuticals Inc., a Delaware corporation (the “Company”), and Guangxi Wuzhou Pharmaceutical (Group) Co., Ltd. (广西梧州制药（集团）股份有限公司), a corporation organized under the laws of the People Republic of China (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Commission” means the United States Securities and Exchange Commission.

“Closing Date” shall have the meaning ascribed to such term in Section 2.1.

“Common Stock” means the common stock of the Company, par value $0.012 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Discussion Time” shall have the meaning ascribed to such term in Section 3.2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Per Share Purchase Price” equals $7.18.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.2.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(d).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued or issuable to the Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means $5,000,000, in United States dollars and in immediately available funds.

“Trading Day” means a day on which the New York Stock Exchange is open for trading.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE MKT or the New York Stock Exchange.

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust, the current transfer agent of the Company, and any successor transfer agent of the Company.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing. The completion of the purchase and sale of the Shares shall occur on or before November 28, 2014 (the “Closing Date”). On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase 696,378 shares of Common Stock at the Per Share Purchase Price, for the aggregate amount of $5,000,000. On or before the Closing Date, but no later than 2:00 pm (New York time) on the Closing Date, the Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to the Subscription Amount and the Company shall, on the Closing Date, deliver or cause to be delivered to the Purchaser the Shares as determined pursuant to Section 2.2(a), and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Zysman, Aharoni, Gayer and Sullivan & Worcester, LLP at 1633 Broadway New York, NY 10019, or at such other place (or remotely by facsimile or other electronic transmission).

2.2           Deliveries.

(a)      On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser a copy of a stock certificate evidencing the 696,378 shares of Common Stock purchased hereunder, registered in the name of the Purchaser (the “Stock Certificate”).

(b)      On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the Subscription Amount by wire transfer to the account as specified in writing by the Company.

2.3           Closing Conditions.

(a)      The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained herein;

(ii)          all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)         the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)      The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii)          all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)         the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)         there shall have been no material adverse change with respect to the Company since the date hereof; and

(v)          from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Shares at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

(a)      Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b)      Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby, including the issuance of the Securities, has been duly authorized by all necessary action on the part of the Company. This Agreement is the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(c)      Issuance of the Securities. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable.

(d)      SEC Reports; Financial Statements. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act for at least the one (1) year preceding the date hereof (the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)      Material Adverse Change. Since the date of the latest SEC Report, there has been no material adverse change in the business or financial condition of the Company.

3.2           Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)      Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the People Republic of China  with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)      Short Sales and Confidentiality Prior To The Date Hereof. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing from the time that the Purchaser was first contacted by the Company regarding the transactions contemplated hereby  (“Discussion Time”). Other than to other Persons party to this Agreement, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(c)      Purchaser acknowledges and agrees that the shares of Common Stock purchased hereunder are ‘restricted securities’ within the meaning of Rule 144 promulgated under the provisions of the Securities Act and that the stock certificate evidencing such shares of Common Stock shall bear a restrictive legend, as customary for such stock certificates.

(d)       Investment Purposes.  The Purchaser is acquiring the Shares for his own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in such Shares or any portion thereof.

(e)      Investment Experience.  The Purchaser is (i) experienced in making investments of the kind described in this Agreement, (ii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and (iii) able to afford the entire loss of its investment in the Shares.

(f)       Exemption from Registration.  The undersigned acknowledges his understanding that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act.  In furtherance thereof, in addition to the other representations and warranties of the undersigned made herein, the undersigned further represents and warrants to and agrees with the Company and its affiliates as follows:

(i)           The undersigned has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the offering of the Shares, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

(ii)           Accredited Investor.  The undersigned is an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3).

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Securities Laws Disclosure; Publicity. The Company shall issue, to the extent it is required to do so under applicable law, a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby, and including the Transaction Documents as exhibits thereto. The Company may issue any other press releases with respect to the transactions contemplated hereby, in its sole discretion. The Purchaser shall consult with the Company in issuing any other press releases with respect to the transactions contemplated hereby, and the Purchaser shall not issue any such press release nor otherwise make any such public statement without the prior consent of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the Purchaser shall promptly provide the other party with prior notice of such public statement or communication.

4.2           [Reserved]

4.3           Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement.

4.4           Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing and quotation of the Common Stock on a Trading Market, and as soon as reasonably practicable following the Closing (but not later than the Closing Date) to list or quote all of the Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible.

4.5           Short Sales and Confidentiality After The Date Hereof. The Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchase or sale of Common Stock, including Short Sales, during the period commencing with the Discussion Time and ending at such time the transactions contemplated by this Agreement are first publicly announced as described in Section 4.1. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.1, the Purchaser will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.1. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.

4.6           Delivery of Shares After Closing. The Company shall deliver, or cause to be delivered, the original Stock Certificate  to the Purchaser within three Trading Days of the Closing Date.

ARTICLE V.
MISCELLANEOUS

5.1          Termination. This Agreement may be terminated by each party by written notice to the other party, if the Closing has not been consummated on or before January 1 , 2015; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).  If the Closing has not been consummated within thirty (30) days after November 28, 2014 because of a default or breach by the Purchaser, or that the Subscription Amount has not been received in full by the Company, then the Purchaser shall pay, without any proof of damage by the Company, to the Company, a break up fee of $1,000,000.  If the Company fails to send the Stock Certificate within thirty (30) days after the Subscription Amount has been received by the Company, then the Company shall pay, without any proof of damage by the Purchaser, to Purchaser a break up fee of $1,000,000.

5.1.          After successful closing of this Agreement, the parties will be in position to discuss and consult with each other how to penetrate the Chinese market and the various offers to do so.

5.2           Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchaser.

5.3           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.8           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.2.

5.9           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced and be finally resolved by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.  The arbitration will be conducted in the English language in the city of New York, New York, in accordance with the United States Arbitration Act. There shall be three arbitrators, named in accordance with such rules.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such arbitration, suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10         Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares for the applicable statute of limitations.

5.11         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.  If this Agreement is translated and signed again, in Chinese or another language, then the English version shall prevail.

5.12         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13         Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.14         Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.15         WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY  JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH  KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES  FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ORAMED PHARMACEUTICALS INC.	Address of Notice
Hi-Tech Park
2/4 Givat Ram, P.O.Box 39098, Jerusalem, Israel

By:	/s/ Nadav Kidron	Fax: +972 73 714 6872
Name: Nadav Kidron
Title: Chief Executive Officer
With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Purchaser:	Guangxi Wuzhou Pharmaceutical (Group) Co., Ltd.

Signature of Legal Representative of Purchaser:	/s/ Xu Shuqing

Name of Legal Representative:	Xu Shuqing

Title of Legal Representative:	Chairman

Email Address of Legal Representative:	gzbaoyu@vip.163.com

Fax Number of Legal Representative:	+867743939029

Address for Notice of Purchaser:	1# Industrial Road, Wuzhou Industrial Park, Wuzhou City, Guangxi Province, 543000

Address for Delivery of Securities for Purchaser (if not same as address for notice):